Exhibit 99.C1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-6 of our report dated November 23, 2010, relating to the financial statements and financial highlights of SPDR S&P 500 ETF Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2011